Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (No. 333-212792) pertaining to Class B non-voting shares of Lions Gate Entertainment Corp. of our report dated May 24, 2016, with respect to the consolidated financial statements of Pop Media Group, LLC, included in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
December 8, 2016